UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

SPIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

As previously disclosed, Spire Corporation (the “Company”) has been exploring various alternatives on how to fund working capital needs and has suffered severe constraints on its liquidity and operations. On March 10, 2016, as a result of the continued deterioration of the Company’s business and financial condition and lack of sufficient liquidity, the Company determined to cease operations. In consultation with its financial advisor, the Company intends to pursue a potential pro rata settlement arrangement with Company’s creditors. The Company will layoff or furlough employees and only retain a limited staff to assist with remaining contractual obligations and to assist in the creditor settlement process. If the Company is not successful in reaching such settlement with its creditors or is not able to obtain additional financing, the Company may be required to file for bankruptcy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016	SPIRE CORPORATION

	By:	/s/ Rodger W. LaFavre
Rodger W. LaFavre
Chief Executive Officer and President